                                                                      Exhibit 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

To the Board of Directors of
J. C. Penney Funding Corporation:


We consent to incorporation by reference in: (1) the Registration Statement (No. 33-28390) on Form S-8; (2) the Registration Statement (No. 33-59666) on Form S-8; (3) the Registration Statement (No. 33-59668) on Form S-8; (4) the Registration Statement (No. 33-66070) on Form S-8; (5) the Registration Statement (No. 33-66072) on Form S-8; (6) the Registration Statement
(No. 33-53275) on Form S-3; (7) the Registration Statement (No. 33-56993) on Form S-8; and (8) the Registration Statement (No. 33-56995) on Form S-8 of J. C. Penney Company, Inc. of our report dated February 22, 1996, relating to the balance sheets of J. C. Penney Funding Corporation as of January 27, 1996, January 28, 1995, and January 29, 1994, and the related statements of income, reinvested earnings, and cash flows for the years then ended, which report appears in the 1995 Annual Report of J. C. Penney Funding Corporation, which Annual Report is incorporated by reference in the Annual Report on Form 10-K of
J. C. Penney Funding Corporation for the year ended January 27, 1996.

                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                           KPMG Peat Marwick LLP



Dallas, Texas
April 15, 1996